Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  MODINE MANUFACTURING COMPANY
                  ----------------------------
       (Exact name of issuer as specified in its charter)


          Wisconsin                              39-0482000
--------------------------------             --------------------
(State of other jurisdiction of              (IRS Employer
incorporation or organization)               Identification No.)

         1500 DeKoven Avenue, Racine, Wisconsin   53403
         ----------------------------------------------
       (Address of Principal Executive Offices) (Zip Code)

    Modine Manufacturing Company Contributory Employee Stock
    --------------------------------------------------------
         Ownership Plan for Hourly-Rate Union Employees
         ----------------------------------------------
                    (Full title of the plan)

W. E. Pavlick, Secretary, 1500 DeKoven Ave., Racine, WI 53403
-------------------------------------------------------------
             (Name and address of agent for service)

                           (262) 636-1200
---------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                 Calculation of Registration Fee
-----------------------------------------------------------------
                           Proposed     Proposed
 Title of                  Maximum      Maximum
Securities       Amount    Offering     Aggregate     Amount of
  to be          to be     Price Per    Offering    Registration
Registered     Registered    Share       Price          Fee
------------   ----------  ---------   -----------  -------------

Common Stock
$0.625 par
value            50,000    $25.50*     $1,275,000*     $336.60
-----------------------------------------------------------------

*    The Proposed Maximum Offering Price Per Share and Proposed
     Maximum Aggregate Offering Price, for purposes of calculating the registration fee, are based upon $25.50 per share, the closing price on October 17, 2000.

       An Exhibits Index appears on Pages 6 and 7 herein.

     This registration statement pertains to additional shares of Common Stock, $0.625 par value, of Modine Manufacturing Company (the "Company") to be registered for issuance pursuant to the Modine Manufacturing Company Modine Contributory Employee Stock Ownership Plan for Hourly-Rate Union Employees (the "Plan"). In accordance with Form S-8, General Instruction E, the contents of the Company's Form S-8 Registration Statements filed January 28, 1976, and bearing Registration No. 2-55398; October 5, 1983, and bearing Registration No. 2-86985; July 22, 1993, and bearing Registration No. 33-66438; June 23, 1997, and bearing Registration No. 333-29789, and May 21, 1999, and bearing Registration No. 333-78991, respectively, are hereby incorporated by reference as if fully set forth herein.


                             PART II

Item 8.        Exhibits.
-------        ---------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the Registrant's Annual Report
               on Form 10-K for the fiscal year
               ended March 31, 2000).

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the Registrant's Annual Report
               on Form 10-K for the fiscal year
               ended March 31, 2000).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996 between
               the Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1996).

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997 between
               the Registrant and Norwest Bank
               Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

               Note:  The amount of long-term
               -----
               debt authorized under any
               instrument defining the rights of
               holders of long-term debt of the
               Registrant, other than as noted
               above, does not exceed ten percent
               of the total assets of the
               Registrant and its subsidiaries on
               a consolidated basis.  Therefore,
               no such instruments are required to
               be filed as exhibits to this Form.
               The Registrant agrees to furnish
               copies of such instruments to the
               Commission upon request.

 *5(a)         Opinion regarding
               legality of original issuance
               securities provided by von Briesen,
               Purtell & Roper, S.C.

 15            Not Applicable.

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP.

*23(b)         Consent of Counsel (included in
               Exhibit 5(a)).

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.



* Filed herewith

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 18th day of October, 2000.



                              MODINE MANUFACTURING COMPANY


                              By:  D. R. JOHNSON
                                 -------------------------------
                                   D. R. Johnson, President and
                                     Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



D. R. JOHNSON                                October 18, 2000
--------------------------------------       ----------------
D. R. Johnson, President, Chief                   Date
  Executive Officer and Director


A. D. REID                                   October 18, 2000
--------------------------------------       ----------------
A. D. Reid, Vice President, Finance               Date
  and Chief Financial Officer


W. E. PAVLICK                                October 18, 2000
--------------------------------------       ----------------
W. E. Pavlick, Senior Vice President,             Date
  General Counsel and Secretary


R. J. DOYLE                                  October 18, 2000
--------------------------------------       ----------------
R. J. Doyle, Director                             Date


F. P. INCROPERA                              October 18, 2000
--------------------------------------       ----------------
F. P. Incropera, Director                         Date

F. W. JONES                                  October 18, 2000
--------------------------------------       ----------------
F. W. Jones, Director                             Date


                                             October 18, 2000
--------------------------------------       ----------------
D. J. Kuester, Director                           Date


V. L. MARTIN                                 October 18, 2000
--------------------------------------       ----------------
V. L. Martin, Director                            Date


G. L. NEALE                                  October 18, 2000
--------------------------------------       ----------------
G. L. Neale, Director                             Date


M. C. WILLIAMS                               October 18, 2000
--------------------------------------       ----------------
M. C. Williams, Director                          Date


M. T. YONKER                                 October 18, 2000
--------------------------------------       ----------------
M. T. Yonker, Director                            Date

                          EXHIBIT INDEX

                                                           Sequential
Description                                                 Page No.
-----------                                                ----------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between the
               Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the
               Registrant's Annual Report on Form
               10-K for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995 between
               the Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the Registrant's
               Annual Report on Form l0-K for the
               fiscal year ended March 31, 2000).

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago Trust
               Company of New York (Rights Agent)
               (filed by reference to the Registrant's
               Annual Report on Form l0-K for the
               fiscal year ended March 31, 2000).

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Quarterly Report on
               Form 10-Q dated December 26, 1996).

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997 between
               the Registrant and Norwest Bank
               Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quarterly Report on Form 10-Q dated
               December 26, 1997).

                                                           Sequential
Description                                                 Page No.
-----------                                                ----------

               Note:  The amount of long-term
               -----
               debt authorized under any
               instrument defining the rights of
               holders of long-term debt of the
               Registrant, other than as noted
               above, does not exceed ten percent
               of the total assets of the
               Registrant and its subsidiaries on
               a consolidated basis.  Therefore,
               no such instruments are required to
               be filed as exhibits to this Form.
               The Registrant agrees to furnish
               copies of such instruments to the
               Commission upon request.

 *5(a)         Opinion regarding legality of
               original issuance securities
               provided by von Briesen, Purtell &
               Roper, S.C.                                      8

 15            Not Applicable.

*23(a)         Consent of Independent Accountants,
               provided by PricewaterhouseCoopers LLP.          9

*23(b)         Consent of Counsel, incorporated by
               reference to Exhibit 5(a).                       8

 24            Not Applicable.

 27            Not Applicable.

*99            Important Factors and Assumptions
               Regarding Forwarding-Looking
               Statements.                                     10



* Filed herewith